UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 18, 2008 (August 14, 2008)

NEW JERSEY RESOURCES
CORPORATION
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	1-8359 (Commission File Number)	22-2376465 (IRS Employer Identification No.)

1415 Wyckoff Road Wall, New Jersey (Address of principal executive offices)	07719 (Zip Code)

(732) 938-1480
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

As previously reported in the Registrant’s most recent Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, filed with the Securities and Exchange Commission on August 5, 2008, New Jersey Natural Gas Company (“NJNG”), a wholly-owned subsidiary of the Registrant, reached an agreement on July 30, 2008, with New Jersey Department of the Public Advocate, Division of Rate Counsel (“Rate Counsel”) regarding the financial terms of NJNG’s base rate case (the “Financial Terms Stipulation”).  On August 14, 2008, NJNG, Rate Counsel and the staff of the New Jersey Board of Public Utilities (“BPU”) signed a Rate Design and Tariff Stipulation. This Rate Design and Tariff Stipulation incorporates the Financial Terms Stipulation, which was not initially signed by the staff of the BPU, and also represents agreement among the parties on the remaining rate design and tariff issues.  The Administrative Law Judge assigned to NJNG’s base rate case has rendered an initial decision recommending approval of the settlement by the BPU Commissioners.  The BPU Commissioners are expected to consider this matter at the regularly scheduled October 2, 2008 BPU meeting.

The information contained in this Item 7.01 is not “filed” for purposes of the Securities Exchange Act of 1934, as amended, and is not deemed incorporated by reference by any general statements incorporating by reference this report or future filings into any filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent NJR specifically incorporates the information by reference. By including this Item 7.01 disclosure in this Current Report on Form 8-K and furnishing this information, NJR makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW JERSEY RESOURCES CORPORATION
Date: August 18, 2008
By:	/s/Glenn C. Lockwood
Glenn C. Lockwood
Senior Vice President and Chief Financial Officer

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